SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 18, 2009
Date of Report

Mondial Ventures, Inc.

Nevada	000-51033	Pending
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

388 Richmond St. W. Suite 916
Toronto, On M5V 3P1

(Address of Principal Executive Offices)

(416) 928-3095
(Registrant’s Telephone Number, including area code)

Item 5.01 Change in Control of Registrant

On December 14, 2009, Marc Juliar purchased 6,000,000 shares of common stock for $0.002 per share from Scott Taylor. Mr. Juliar used personal funds for the purchase of the common shares.

Item 5.02 Departure of Certain Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2009, Marc Juliar was appointed to the Board of Directors. Mr. Juliar will also serve as an Officer of the Company.

Marc Juliar is an independent contractor to the Film, Music Video and T.V.Commercial production business. Mr. Juliar has held many positions in the film and production business. Mr. Juliar was an officer and director of Kodiak Energy(KDKN), Inc. from April 2004 to January 2006. Mr. Juliar was an officer and director of Aamaxan Transport, Inc. (AMXT) from September 2005 until April 2008. Mr. Juliar is an officer and director of Paradigm Oil & Gas, Inc. Mr. Juliar attended the University of Toronto located in Toronto, Ontario Marc Juliar is expected to serve as our President, Secretary, Treasurer and sole Director.

Mr. Juliar has no contract for compensation with the Corporation.

(d) Exhibits.
 None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mondial Ventures, Inc.

DATED: December 18, 2009	/s/ Marc Juliar
Marc Juliar
President, and Director